UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2010

KIT DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

168 Fifth Avenue, Suite 302
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  +1 (212) 661-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

September 30, 2010

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            At our annual meeting of stockholders held on September 30, 2010, our stockholders approved an amendment to our 2008 Incentive Stock Plan increasing the number of shares of common stock reserved for issuance thereunder by 2,642,857 shares to 3,500,000 shares from 857,143 shares.  When previously approving this increase, our board relied upon the fact that we had not made option grants to our employees in approximately two years.  During this period, there have been significant primary share issuances by the company, and as a consequence the percentage of the outstanding capital stock represented by the incentive stock plan options had become materially smaller. Our board views stock options as an important management tool and a key means to motivate our employees to continue to perform.  For information about our annual meeting of stockholders, see Item 5.07 below.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2010, we filed a certificate of amendment of our certificate of incorporation to increase the number of authorized shares of our common stock to 80,000,000 shares from 30,000,000 shares.  Our board views this increase of authorized shares as a means to maximize strategic flexibility.  The amendment was adopted by stockholders holding a majority of our outstanding shares of common stock at our annual meeting of stockholders held on September 30, 2010.  A copy of the certificate of amendment is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.  For information about our annual meeting of stockholders, see Item 5.07 below.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 30, 2010, we held our annual meeting of stockholders.  The following matters were submitted to our stockholders for consideration (all of which were set forth in our definitive proxy statement on Schedule 14A filed with the SEC on September 1, 2010):

Proposal No. 1:  The election of nine directors to our board of directors, each to hold office until his successor has been elected and qualified.

Proposal No. 2:  The approval of an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 30,000,000 shares to 80,000,000 shares.

Proposal No. 3:  The approval of an amendment to our 2008 Incentive Stock Plan increasing the number of shares of common stock reserved for issuance thereunder by 2,642,857 shares.

Proposal No. 4.  The ratification of the selection of Grant Thornton LLP as our independent registered public accountants for the year ending December 31, 2010.

We had 23,230,794 shares of common stock outstanding on August 25, 2010, the record date for the annual meeting.  At the annual meeting, holders of 15,995,908 shares of our common stock were present in person or represented by proxy.  The full voting results were as follows:

1.            Nominees.  Our stockholders elected nine directors to our board of directors, each to hold office until his successor has been elected and qualified.  The results of the voting were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kaleil Isaza Tuzman	11,770,667	2,235,457	1,989,784
Gavin Campion	11,770,226	2,235,898	1,989,784
Robin Smyth	10,440,649	3,565,475	1,989,784
Kamal El-Tayara	10,928,708	3,077,416	1,989,784
Daniel W. Hart	11,773,687	2,232,437	1,989,784
Lars Kroijer	10,424,080	3,582,044	1,989,784
Joseph E. Mullin III	13,098,277	907,847	1,989,784
Wayne Walker	11,254,012	2,752,112	1,989,784
Christopher Williams	11,894,529	2,111,595	1,989,784

2.            Increase Number of Authorized Common Shares.  Our stockholders approved an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 30,000,000 shares to 80,000,000 shares.  The results of the voting were as follows:

Votes For	Votes Against	Votes Abstained
13,504,010	2,480,806	11,092

3.            Increase Shares Reserved under 2008 Incentive Plan.  Our stockholders approved an amendment to our 2008 Incentive Stock Plan increasing the number of shares of common stock reserved for issuance thereunder by 2,642,857 shares.  The results of the voting were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,737,726	5,267,507	891	1,989,784

4.            Ratification of Accountants.  Our stockholders ratified the selection of Grant Thornton LLP as our independent registered public accountants for the year ending December 31, 2010.  The results of the voting were as follows:

Votes For	Votes Against	Votes Abstained
15,991,235	2,014	2,659

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: October 6, 2010	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer